UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2016

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 Market Street

San Francisco, CA 94103-1410

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2016, Dolby Laboratories, Inc. (the “Company”) entered into a Separation Agreement and Release (the “Agreement”) with Michael Bergeron, the Company’s Senior Vice President, Worldwide Sales and Field Operations. Pursuant to the terms of the Agreement, Mr. Bergeron will cease to serve in that capacity effective September 30, 2016, but will provide transitional and advisory services to the Company until no later than June 30, 2017.

Under the Agreement, Mr. Bergeron will continue to receive his current annual base salary of $425,000 through December 31, 2016, and he will remain eligible for his annual bonus under the 2016 Dolby Executive Annual Incentive Plan for the Company’s 2016 fiscal year, contingent upon his continued employment through the date the bonus is paid. In addition, if he remains employed through December 31, 2016, Mr. Bergeron will receive a lump-sum payment in the amount of $425,000, which is equal to 12 months of his current annual base salary. Between January 1 and June 30, 2017, Mr. Bergeron will receive a salary of $5,000 per month.

For the duration of his services to the Company, Mr. Bergeron will continue to receive standard Company-sponsored benefits and his outstanding equity awards will continue to vest in accordance with their terms. Further, he will be eligible to receive up to $25,000 in outplacement services, beginning on October 1, 2016. In addition, if Mr. Bergeron continues to provide services through December 31, 2016, he will receive taxable monthly payments in an amount equal to his monthly COBRA insurance premiums for a period of up to 18 months.

If Mr. Bergeron voluntarily resigns from the Company prior to June 30, 2017, then payments and benefits provided under the Agreement that have not already been earned prior to the date of such resignation will cease. In addition, if Mr. Bergeron’s employment is terminated for cause (as defined in the Company’s 2005 Stock Plan), all payments and benefits provided under the Agreement that have not already been earned will immediately cease and Mr. Bergeron will no longer be eligible for the consideration provided in the Agreement.

Following Mr. Bergeron’s separation date from the Company, and subject to his executing and not revoking a supplemental release of claims in favor of the Company, he will receive a lump-sum payment in the amount of $186,250.

A copy of the Agreement will be filed when required pursuant to Item 601 of Regulation S-K, which is expected to be filed as an exhibit to the Company’s Form 10-Q for the fiscal quarter ended July 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ ANDY SHERMAN

Andy Sherman Executive Vice President, General Counsel and Secretary

Date: July 15, 2016